                                                                    EXHIBIT 4.24


                       [Translated from Chinese original]



                                 LOAN AGREEMENT


                                      AMONG


                       FORTUNE SOFTWARE (BEIJING) CO. LTD.


                                    XIONG WEI


                                       AND


                                   FAN ZHENFEI


                                   AUGUST 2007

                                     BEIJING

                                 LOAN AGREEMENT

The Loan Agreement (the "Agreement") is entered into as of August 21, 2007 among the following parties in Beijing, the People's Republic of China (the "PRC"):

PARTY A: FORTUNE SOFTWARE (BEIJING) CO., LTD. (the "Lender")

Address: Floor 9, Tower C, Corporate Square, No. 35 Financial Street, Xicheng District, Beijing, the People's Republic of China (the "PRC")
Legal Representative: Zhao Zhiwei

PARTY B: XIONG WEI

Address: Floor 9, Tower C, Corporate Square, No. 35 Financial Street, Xicheng District, Beijing, the PRC
ID No.: 610113197206201645
Tel: 010-58325321

PARTY C: FAN ZHENFEI

Address: Floor 9, Tower C, Corporate Square, No. 35 Financial Street, Xicheng District, Beijing, the PRC
ID No. :370282197711186915
Tel: 010-58325320

Party B and Party C are collectively referred to as the "Borrowers".

Party A, Party B and Party C will each be referred to as a "Party" and collectively referred to as the "Parties."

WHEREAS,

1. The Lender is a wholly foreign owned enterprise duly organized and validly existing under the laws of the PRC.

2. The Borrowers desire to establish a company in the PRC ("New Company"), and will collectively hold 100% equity interest in the Company.

3. The Borrowers desire to borrow loans from the Lender to invest in the New Company, and the Lender agrees to provide such loans to Borrowers.

THEREFORE, in accordance with the principle of sincere cooperation, mutual benefit and joint development, through friendly negotiation, the Parties hereby enter into the following agreements pursuant to relevant PRC laws and regulations.

                          ARTICLE 1. AMOUNT AND PURPOSE

1.1 Loan Amount: the Lender agrees to provide a loan from its self-owned fund to Party B and Party with the amount of RMB 550,000, and RMB 450,000 respectively.

1.2 Purpose of the Loan: the Borrowers shall only use the Loan hereunder to establish the New Company as registered capital. Without the prior written consent of the Lender, the Borrowers shall not use such Loan for any other purpose, or pledge their equity interests in the New Company to any other third party.

                         ARTICLE 2. PAYMENT FOR THE LOAN

2.1 Payment Notice: the Lender shall deposit the loan amount to the following accounts designated by the Borrowers within ten days after the execution of this
Agreement:

         Party B: Bank of deposit: Bank of Communication, Beijing Branch
                           Account Name: Xiong Wei
                           Account No.: 6222 6009 1002 0808 945

         Party C: Bank of deposit: CITIC Bank
                           Account Name: Fan Zhenfie
                           Account No.: 6226 9007 0313 2890

               ARTICLE 3. TERM, REPAYMENT AND INTEREST OF THE LOAN

3.1 The term of the loan shall be 10 years and may be renewed pursuant to the agreement between the Parties ("Term"). Notwithstanding the foregoing, in the following circumstances, the Borrowers shall repay the Loan regardless if the Term has expired:

     (1) The Borrowers deceases or becomes a person without legal capacity or with limited legal capacity;

     (2)  The Borrowers commit a crime or are involved in a criminal act; or

     (3) The Lender or its designated assignee can legally purchase the Borrowers' shares in the New Company under the PRC law and the Lender chooses to do so.

3.2 The Borrowers can repay the Loan by transferring all of their equity interests in the New Company to the Lender or a third party designated by the Lender when such transfer is permitted under the PRC law. In the event (1) the Borrowers transfer all of their equity interests in the New Company to the Lender or a third party designated by the Lender when such transfer is permitted under the PRC law, or (2) the Borrowers receive dividends from the New Company, the Borrowers shall deposit all the funds or dividends obtained from such transfer or the New Company, as the case may be, to the account designated by the Lender (no matter such amount is higher or less than the principal amount of the Loan).

3.3 The Lender and the Borrowers hereby jointly agree and confirm that the Lender, has the right to, but has no obligation to, purchase or designate a third party (legal person or natural person) to purchase all or part of Borrower's interest in the New Company at a price equal to the amount of the Loan when such purchase is allowed under the PRC law. If Lender or the third party assignee designated by Lender only purchases part of Borrower's interest in the New Company, the purchase price shall be reduced on a pro rata basis.

3.4 In the event when the Borrowers transfer their interest in the New Company to the Lender or a third party transferee designated by Lender, (i) if the total of (1) the actual transfer price paid by Lender or the third party transferee and (2) the dividends obtained from the New Company by the Lender (if applicable) equals or is less than the principal amount of the Loan, the Loan shall be deemed as interest free; (ii) if the total of (1) the actual transfer price paid by Lender or the third party transferee and (2) the dividends obtained from the New Company by the Lender (if applicable) is higher than the principal amount of the Loan, the amount exceeding the principal amount of the Loan shall be deemed as an interest accrued on the Loan and paid by Borrowers to Lender in full.

                           ARTICLE 4. CONFIDENTIALITY

The Parties acknowledge and confirm that any oral or written materials concerning this Agreement exchanged between them are confidential information. The Parties shall protect and maintain the confidentiality of all such confidential data and information and shall not disclose to any third party without the other party's written consent, except (a) the data or information that was in the public domain or later becomes published or generally known to the public, provided that it is not released by the receiving party, (b) the data or information that shall be disclosed pursuant to applicable laws or regulations, and (c) the data or information that shall be disclosed to One Party's legal counsel or financial counsel who shall also bear the obligation of maintaining the confidentiality similar to the obligations hereof. The undue disclosing of the confidential data or information of One Party's legal counsel or financial counsel shall be deemed the undue disclosing of such party who shall take on the liability of breach of this Agreement.

                          ARTICLE 5. DISPUTE RESOLUTION

5.1 The execution, validity, interpretation, performance, implementation, termination and settlement of disputes of this Agreement shall be governed by the laws of the PRC.

5.2 Any dispute arising from or in connection with this Agreement shall be settled through friendly negotiation. If the parties fail to make any written agreement within thirty days after consultation, such dispute will be submitted (by the Lender or the Borrowers) to the China International Economic and Trade Arbitration Commission ("CIETAC") in accordance with its arbitration rules/procedures. The arbitration shall commence from the date of filing. The tribunal will be composed of one (1) arbitrator appointed by the chairman of CIETAC. The arbitration shall be final and bind the Parties. Unless otherwise stipulated by the arbitrator, the arbitration fee (including reasonable attorney fees and attorney expenses) shall be borne by the losing party.

                            ARTICLE 6. EFFECTIVENESS

6.1 This Agreement shall become effective after the execution of the Parties. The Agreement can be terminated by one Party through sending a written notice to the other Parties thirty days prior to the termination. Otherwise any Party shall not terminate this Agreement unilaterally without the mutual agreement of the Parties.

                              ARTICLE 7. AMENDMENT

7.1 Upon the effectiveness of the agreement, the parties shall fully perform the agreement. Any modifications of the agreement shall only be effective in written form through consultations of the parties. Any modification and supplementary to this Agreement after signed by both Parties, become an integral part of this Agreement, and has the same legal force with this Agreement.

                             ARTICLE 8.MISCELLANEOUS

8.1 The headings of articles herein are provided for the purpose of reference. Such headings shall in no event be used or affected interpretations of the terms herein.

8.2 Matters not covered in the agreement shall be dealt with in a supplementary agreement, and annexed hereto. The supplementary agreement shall be an integral part of this Agreement and have the same legal force as the agreement.

8.3 Any provision of this Agreement that is invalid or unenforceable shall not affect the validity and enforceability of any other provisions hereof.

8.4 The agreement is executed in three original copies, and are equally authentic. Each party hereto shall hold one copy.


IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date and year first hereinabove set forth.


                                            Party A:

                                            FORTUNE SOFTWARE CO., LTD


                                            -------------------------
                                            Seal
                                            Authorized Representative:


                                            Party B:

                                            XIONG WEI


                                            -------------------------
                                            (signature)

                                            PARTY C: FAN ZHENFI

                                            -------------------------
                                            (signature)
